Exhibit 23.3

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

December 14, 2017

Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Report as of December 31, 2016 on Certain Properties owned by Denbury Resources Inc. SEC Case,” “Report as of December 31, 2015 on Certain Properties owned by Denbury Resources Inc. SEC Case” and “Appraisal Report as of December 31, 2014 on Certain Properties owned by Denbury Resources Inc. SEC Case,” under the headings “Experts” in the Registration Statement on Form S-3, to be filed on or about December 14, 2017, and to the inclusion by reference of the Denbury Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2016 in the Registration Statement on Form S-3.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716